UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 24, 2019

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, TX 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.02. Termination of a Material Definitive Agreement.

On June 24, 2019, H/Cell Energy Corporation (the “Company”) provided written notice to the accredited investor (the “Investor”), with which the Company previously entered into an equity purchase agreement dated March 12, 2019 (the “Equity Agreement”) that, as a result of the Investor’s material breach, the Company elected to terminate the Equity Agreement, effective immediately.

Section 10.10 of the Equity Agreement required the Investor to, “do and perform . . . all such further acts and things . . . as [the Company] may reasonably request in order to carry out the intent and accomplish the purposes of this [Equity] Agreement and the consummation of the transactions contemplated hereby.” The Company used its best efforts to reach an agreement with the Investor on proposed amendments to the Equity Agreement to accomplish the purposes of the Equity Agreement while satisfying conditions set forth by the U.S. Securities Exchange Commission for equity line transactions. The Company put forth several different proposals, of which the Investor finally accepted one by e-mail, only to subsequently renege on its acceptance and then the Investor attempted to only put forth suggestions that were not in accordance with the SEC guidance.

As a result of the Investor’s material breach of the Equity Agreement, the Company demanded the return of the $10,000 of fees previously paid to the Investor, as well as the return of the 35,000 shares of the Company’s common stock issued to the manager of the Investor.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: June 28, 2019	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer

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